TERMINATION AGREEMENT

        THIS TERMINATION AGREEMENT is effective as of the 7th day of November, 2000, and is by and among PEASE OIL AND GAS COMPANY, a Nevada corporation (“Pease”), its to-be-formed wholly-owned Delaware subsidiary CPI ACQUISITION CORP. (“Acquisition Corp.”), CARPATSKY PETROLEUM INC., a corporation organized under the laws of the Province of Alberta, Canada (“Carpatsky”) and BELLWETHER EXPLORATION COMPANY, a Delaware corporation (“Bellwether”), and is made with reference to the following agreed facts:

        1. Pease, Acquisition Corp. and Carpatsky entered into an Agreement and Plan of Merger, dated August 31, 1999 ("Merger Agreement");

        2. Pease, Acquisition Corp. and Carpatsky entered into the First Amendment to Merger Agreement, dated January 3, 2000 ("First Amendment");

        3. Pease, Acquisition Corp. and Carpatsky negotiated but did not finalize an Amended and Restated Agreement and Plan of Merger, to be dated as of August 11, 2000 ("Amended Merger Agreement"); and

        4. Pease, Acquisition Corp., Carpatsky and Bellwether have decided to terminate the Merger Agreement and the First Amendment and to abandon and not finalize the Amended Merger Agreement, to terminate and release the obligations of the parties under the Merger Agreement, the First Amendment and the Amended Merger Agreement (all of which are collectively referred to as the “Merger Agreements”), including any obligations or liabilities of ay party hereto which may be deemed to have arisen under the Merger Agreements, in accordance with the terms and agreements set forth below.

        NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the parties hereto agree as follows:

        1. Termination of Agreements. The Merger Agreement, the First Amendment and the Amended Merger Agreement shall each be terminated, and such terminations shall be deemed to be terminations by mutual consent of the parties. Subject to the signature and completion of this agreement, no party shall have any right against any of the other parties to the Merger Agreements or Bellwether as a result of the termination of the Merger Agreements, including any obligations or liabilities of any party which may be deemed to have arisen under the Merger Agreements. Each party shall bear its own costs incurred through the date hereof.

        2. Release. Pease, Acquisition Corp., Carpatsky and Bellwether, hereby release, acquit and forever discharge each other, including their officers, directors, employees, agents, successors, predecessors, assigns, parents, subsidiaries, affiliates, servants, shareholders, partners, attorneys, insurers, past or present, and all persons or entities, natural or corporate, in privity with them or any of them, from any and all obligations, liabilities, claims or causes of action of any kind whatsoever, at common law, statutory or otherwise, known or unknown, past or present, that Pease, Acquisition Corp., Carpatsky and Bellwether have or might have against each other arising from or relating to the Merger Agreements, including but not limited to, claims for misrepresentation, whether negligent or intentional, failure to disclose any material fact, and breach of any representation, warranty, or covenant. Pease, Acquisition Corp., Carpatsky and Bellwether hereby acknowledge and agree that Bellwether is a party to and included in this release, notwithstanding the fact that Bellwether is not a party to any of the Merger Agreements.

        3. Payments and Transfers by Carpatsky to Pease. Upon acceptance and signature of this agreement by the parties, and as additional consideration to Pease for the matters described in this agreement, effective on the date that this agreement is signed by the parties, Carpatsky shall pay and deliver to Pease the following:

(1) Cash Payments. Carpatsky shall pay $80,000 to Pease in full satisfaction of the obligations of Carpatsky to Pease for bookkeeping and accounting services provided by Pease for Carpatsky through the date of this agreement. Upon receipt of such amount, that certain Agreement, dated October 1, 1999 shall be deemed to be terminated and Carpatsky and Pease shall be deemed to have each released the other from and against any and all obligations thereunder. The cash payment shall be delivered to Pease within ten days from the effective date of this agreement.

(2) Carpatsky Shares. Carpatsky shall issue, subject to (i) approval by the Canadian Venture Exchange and (ii) the revocation of the cease trading order issued by the Alberta Securities Commission which Carpatsky will use its commercially reasonable best efforts to acquire, 1.5 million shares of Carpatsky’s common stock, registered to Pease and restricted from transfer by Pease, except in compliance with applicable rules of the Canadian Venture Exchange, the Alberta Securities Commission and United States federal and applicable state securities laws. The shares issued to Pease shall have the same registration rights granted to Bellwether under the Registration Rights Agreement dated October 7, 1999, as amended on December 30, 1999. The Carpatsky common stock shall be issued and delivered to Pease no later than January 31, 2001. Should Carpatsky be unable to obtain approval from the Canadian Venture Exchange to issue the shares, or if for any reason that the shares are not issue then Pease and Carpatsky will attempt in good faith to negotiate another form of consideration of approximately equal value which shall be satisfactory to both parties.

        4. Authority. This agreement has been duly authorized and approved by each of Pease, Carpatsky and Bellwether. Pease confirms that Acquisition Corp. has never been formed as a corporation.

        5. Acknowledgment.Pease, Acquisition Corp., Carpatsky and Bellwether acknowledge that this agreement has been carefully read, understood and considered prior to execution. Each party hereto acknowledges that it has had opportunity to discuss this agreement with counsel of its own choosing prior to execution. Each party further acknowledges that this agreement constitutes the full and complete agreement between the parties, and that in executing this agreement, no party is relying on any representation, statement or warranty not specifically set forth herein. Pease, Acquisition Corp., Carpatsky and Bellwether further agree that the terms of this agreement bind the parties hereto, their successors and assigns.

        IT WITNESS WHEREOF, this Termination Agreement was accepted and signed as of the date first above written.

                                                                             PEASE OIL AND GAS COMPANY

                                                                             By /s/ Patrick J. Duncan
                                                                                     Patrick J. Duncan, President

                                                                             CPI ACQUISITION CORP.
                                                                             (a corporation to be formed)
                                                                             By: Pease Oil and Gas Company

                                                                             By /s/ Patrick J. Duncan
                                                                                      Patrick J. Duncan, President

                                                                             CARPATSKY PETROLEUM, INC.

                                                                             By /s/ Cliff M. West
                                                                                      Cliff M. West, Jr., Vice President

                                                                             BELLWETHER EXPLORATION COMPANY

                                                                             By /s/ Douglas G. Manner
                                                                                      Douglas G. Manner, President and CEO